UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_________________________________________
FORM 8-K
_________________________________
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 28, 2023 (August 27, 2023)
_________________________________
The Scotts Miracle-Gro Company
(Exact name of registrant as specified in its charter)
_________________________________

Ohio	001-11593	31-1414921
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation or organization)	File Number)	Identification No.)

14111 Scottslawn Road	Marysville	Ohio	43041
(Address of principal executive offices)			(Zip Code)

Registrant’s telephone number, including area code: (937) 644-0011
Not applicable
(Former name or former address, if changed since last report.)
_________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, $0.01 stated value	SMG	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§240.12b of this chapter).  Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 27, 2023, the Board of Directors, in consultation with CEO Jim Hagedorn and President & COO Mike Lukemire, approved key elements of a succession plan for Mr. Lukemire. Under the plan, Mr. Lukemire will step down from his COO role on September 3, 2023, and retain his position and responsibilities as President, reporting to Mr. Hagedorn, until his planned retirement in fiscal 2024. In a corresponding move as part of the plan, the Board of Directors appointed Nathan Baxter as Executive Vice President & Chief Operating Officer, effective September 4, 2023, reporting to Mr. Lukemire, who will mentor and guide Mr. Baxter in the COO transition.

Mr. Baxter joined the Company in April 2023 as Executive Vice President, Global Technology & Operations. Prior to joining the Company, Mr. Baxter was President of Tokyo Electron U.S. Holdings and Tokyo Electron America having held such positions since July 2023 and October 2019, respectively. Tokyo Electron U.S. Holdings and Tokyo Electron America are U.S. subsidiaries of Tokyo Electron Ltd. (TEL), a Japan-based manufacturer of semiconductor and flat panel manufacturing equipment. During his 16-year tenure at TEL, Mr. Baxter held positions in development, production, sales and marketing. Along with Jim Hagedorn and Kate Littlefield, Mr. Baxter is a general partner of the Hagedorn Partnership, L.P., the largest shareholder of the Company.

There are no arrangements or understandings between Mr. Baxter and any other persons pursuant to which he was selected as Executive Vice President & Chief Operating Officer. Mr. Baxter has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Following Mr. Baxter’s appointment to the Executive Vice President & Chief Operating Officer role, Mr. Baxter’s compensation will consist of (1) an annual base salary of $950,000, and (2) an annual target incentive opportunity equal to 125% of his annual incentive eligible earnings.

In connection with his new role, Mr. Baxter will receive a promotional grant of restricted stock units (“RSUs”) with a grant date value of $1,500,000 and a grant date of September 5, 2023. The RSUs are generally subject to cliff vesting on the 3rd anniversary of the grant date. Mr. Baxter will also be eligible to participate in all Company benefit plans and the Company’s Executive Retirement Plan. This is incremental to a long-term equity incentive award having a grant date value of $1,500,000 (which was granted on April 28, 2023, at the time of his initial hire).

For the 2023 fiscal year only, a portion of Mr. Baxter’s annual incentive will be payable in equity, consistent with an approach approved by the Board for select members of leadership. As a result, Mr. Baxter previously received a grant of performance units under our Long Term Incentive Plan, with a target grant value of $761,301 (which was granted on April 28, 2023 at the time of his initial hire) that is subject to payout based on the Company’s performance against the pre-determined financial goals for The Scotts Company LLC Amended and Restated Executive Incentive Plan for the 2023 fiscal year. Mr. Baxter will have limited use of Company owned aircraft for personal purposes, at his own expense.

Mr. Baxter has been designated as a Tier 1 participant in The Scotts Company LLC Executive Severance Plan (“ESP”) and executed a Participation Agreement thereunder. The Participation Agreement generally provides for a salary continuation benefit equal to twenty-four months of base salary, a bonus payment equal to two times his Target Annual Bonus Opportunity, payable in two annual installments and certain other separation benefits if the Company terminates Mr. Baxter without cause, as defined in the ESP, or if Mr. Baxter resigns for good reason, as defined in the Participation Agreement. The foregoing description of the ESP and Participation Agreement is not intended to be complete and is qualified in its entirety by reference to the full text of the ESP, a copy of which is included as Exhibit 10.9 to the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (“SEC”) on May 10, 2017, and to the specimen form Participation Agreement, a copy of which is included as Exhibit 10.10 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on May 10, 2017.

A copy of the press release issued by the Company on August 28, 2023 announcing this change is included as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.
(a) Financial statements of businesses acquired:
Not applicable.
(b) Pro forma financial information:
Not applicable.
(c) Shell company transactions:
Not applicable.
(d) Exhibits:

Exhibit No.	Description
99.1	News Release issued by The Scotts Miracle-Gro Company on August 28, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE SCOTTS MIRACLE-GRO COMPANY

Dated:	August 28, 2023	By:	/s/ DIMITER TODOROV
Printed Name: Dimiter Todorov
Title: Executive Vice President, General Counsel, Corporate Secretary and Chief Compliance Officer

INDEX TO EXHIBITS

Current Report on Form 8-K
Dated August 28, 2023
The Scotts Miracle-Gro Company

Exhibit No.	Description
99.1	News Release issued by The Scotts Miracle-Gro Company on August 28, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)